U.S. RSU Form (Non-Employee Director)
VARIAN MEDICAL SYSTEMS, INC.
Fifth Amended and Restated 2005 Omnibus Stock Plan
RESTRICTED STOCK UNIT AGREEMENT
Varian Medical Systems, Inc. (the “Company”) hereby awards to the designated member (the “Director”) of the Company’s Board of Directors (the “Board”), Restricted Stock Units under the Company’s Fifth Amended and Restated 2005 Omnibus Stock Plan (the “Plan”). The Restricted Stock Units awarded under this Restricted Stock Unit Agreement (the "Agreement") consist of the right to receive shares of common stock of the Company (“Shares”). The Grant Date is set forth below. Subject to the provisions of Appendix A of this Agreement ("Appendix A") (attached) and of the Plan, the principal features of this award are as follows:
Grant Date:   [DATE]
Total Number of Restricted Stock Units:   [NUMBER A]

Scheduled Vesting Date(s):	Number of Restricted Stock Units
[The earlier of (i) the one-year anniversary of the Grant Date or (ii) the next Annual Meeting of Stockholders that occurs after the Grant Date]	[100% of NUMBER A]

Your signature below (or otherwise any acceptance of the Restricted Stock Units and any Shares hereunder) indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and forfeiture of the Restricted Stock Units covered by this award is contained in Paragraphs 2 through 6 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT. YOU CAN REQUEST A COPY OF THE PLAN BY CONTACTING THE CORPORATE HUMAN RESOURCES OFFICE IN PALO ALTO, CALIFORNIA. TO THE EXTENT ANY CAPITALIZED TERMS USED IN APPENDIX A ARE NOT DEFINED HEREIN, THEY WILL HAVE THE MEANING ASCRIBED TO THEM IN THE PLAN.

VARIAN MEDICAL SYSTEMS, INC.		DIRECTOR

By:
	Title:	[NAME]

        A-2

APPENDIX A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
1.Award. The Company hereby awards to the Director under the Plan as a separate incentive in connection with his or her service on the Board, and not in lieu of any other compensation for his or her services, an award of [NUMBER A] Restricted Stock Units on the date hereof, subject to all of the terms and conditions in this Agreement and the Plan.
2. Vesting Schedule. Except as provided in Paragraphs 2, 3, 5 and 6, the Restricted Stock Units subject to this Agreement shall vest as to one-hundred percent (100%) of the Shares covered by this Award on the earlier of (i) the one-year anniversary of the Grant Date or (ii) the next Annual Meeting of Stockholders that occurs after the Grant Date, but in no event shall vesting occur later than March 15 of the calendar year following the calendar year of the Grant Date (the "Vesting Date(s)"). The Restricted Stock Units shall not vest in accordance with any of the provisions of Paragraph 2 unless the Director (a) shall have continuously served on the Board through the Vesting Date(s) or (b) shall have had a Termination of Service due to Retirement or Disability at any time following the Grant Date, in which case, vesting and settlement shall accelerate to the date of Retirement or Disability.
3. Committee Discretion. The Committee, in its absolute discretion, may accelerate the vesting and settlement of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time. If so accelerated, such Restricted Stock Units shall be considered as having vested as of the date specified by the Committee.
4. Forfeiture. Except as provided in Paragraphs 2, 3, 5 and 6 and notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units which have not vested at the time of the Director’s Termination of Service shall thereupon be forfeited.
5. Death of Director. In the event of the Director's death, the Vesting Date(s) of the Restricted Stock Units subject to this Agreement shall fully accelerate and all of the Restricted Stock Units subject to this Agreement shall be settled at the time of the Director's death. Any distribution or delivery to be made to the Director under this Agreement shall, if the Director is then deceased, be made to the Director’s designated beneficiary, or if either no beneficiary survives the Director or the Committee does not permit beneficiary designations, to the administrator or executor of the Director’s estate. Any designation of a beneficiary by the Director shall be effective only if such designation is made in a form and manner acceptable to the Committee. Any transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
6. Change in Control. In the event of a Change in Control, the Vesting Date(s) of the Restricted Stock Units subject to this Agreement shall fully accelerate and all of the Restricted Stock Units subject to this Agreement shall be settled at the time of the Change in Control, provided the Director is serving on the Board immediately prior to the Change in Control. A “Change in Control” shall be deemed to have occurred as of the date of the first to occur of the following events:

(a) Any Person or Group (other than a Person or Group who effectively controls the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi)) acquires stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any Person or Group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Change in Control. An increase in the percentage of stock owned by any Person or Group as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;
(b) Any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company. However, if any Person or Group is considered to effectively control the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi), the acquisition of additional stock by the same Person or Group is not considered to cause a Change in Control;
(c) A majority of members of the Company’s Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; or
(d) Any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, no Change in Control shall be deemed to occur under this subsection (d) as a result of a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer as follows:
i. A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;
ii. An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;
iii. A Person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or
iv. An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) above.
For purposes of clauses (ii), (iii), and (iv) above, a Person’s or a Group’s status is determined immediately after the transfer of assets.

For these purposes, the term “Person” shall mean an individual, Company, association, joint stock company, business trust or other similar organization, partnership, limited liability company, joint venture, trust, unincorporated organization or government or agency, instrumentality or political subdivision thereof or any other person, in each case, to the extent consistent with Treasury Regulation Section 1.409A-3(i)(5). The term “Group” shall have the meaning set forth in Treasury Regulation Section 1.409A-3(i)(5), or any successor thereto in effect at the time a determination of whether a Change of Control has occurred is being made.

7.  Settlement of Restricted Stock Units; Dividend Equivalents.
(1)  Status as a Creditor. Unless and until Restricted Stock Units have vested in accordance with Paragraph 2, 3, 5 or 6 above, the Director will have no settlement right with respect to any Restricted Stock Units. Prior to settlement of any vested Restricted Stock Units, the vested Restricted Stock Units will represent an unfunded and unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. The Director is an unsecured general creditor of the Company, and settlement of Restricted Stock Units is subject to the claims of the Company’s creditors.
(1) Form and Timing of Settlement. Restricted Stock Units will automatically be settled in the form of Shares upon the applicable vesting of the Restricted Stock Units pursuant to Paragraph 2, 3, 5 or 6 above but in no event later than March 15 of the calendar year following the calendar year of the Grant Date. Fractional Shares will not be issued upon the vesting of Restricted Stock Units. Where a fractional Share would be owed to the Director upon the vesting of Restricted Stock Units, a cash payment equivalent will be paid in place of any such fractional Share using the Fair Market Value on the relevant settlement date.
(1) Dividend Equivalents. Restricted Stock Units will accrue dividend equivalents in the event cash dividends are paid with respect to the Shares having a record date on or after the Grant Date and prior to the date on which the Restricted Stock Units are settled. Such dividend equivalents will be converted into cash and paid, if at all, at the same time and otherwise under the same terms and conditions as apply to the underlying Restricted Stock Units.
8. Tax Liability and Withholding. The Company or one of its Affiliates may assess any applicable tax liability and requirements (including any social contributions, required deductions, or other payments) in connection with the Director’s participation in the Plan, including, without limitation, any tax liability associated with the grant or vesting of the Restricted Stock Units or sale of the underlying shares (the “Tax Liability”). These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s or the Affiliate’s actions in this regard, the Director hereby acknowledges and agrees that any Tax Liability shall be the Director’s responsibility and liability. Prior to the relevant taxable event, the Director hereby acknowledges and agrees that the Company (and any Subsidiary or Affiliate) may satisfy all its obligations related to the Tax Liability, if any, by withholding all or a portion of any Shares that otherwise would be issued to the Director upon settlement of the vested Restricted Stock Units; provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations. Such withheld Shares shall be valued based on the Fair Market Value as of the date the withholding obligations are satisfied. Furthermore, the Director agrees to pay the Company or the Affiliate any Tax Liability that cannot be satisfied by the foregoing methods. The Director further acknowledges and agrees that he solely is responsible for filing all relevant documentation that may be required in relation to the Restricted Stock Units or any Tax Liability (other than filings or documentation that is the specific obligation of the Company or any Subsidiary or Affiliate pursuant to applicable law) such as but not limited to personal income tax returns or reporting statements in relation to the grant or vesting of the Restricted Stock Units, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends or dividend equivalents. The Director further acknowledges that the Company makes no representations or undertakings regarding the treatment of any Tax Liability and does not commit to and is under no obligation to structure the terms or any aspect of the Restricted Stock Unit to reduce or eliminate the Director’s Tax Liability or achieve any particular tax result. The Director also understands that applicable law may require varying Restricted Stock Unit or Share valuation methods for purposes of calculating any Tax Liability, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax Liability that may be required of the Director under applicable law. Further, if the Director has become subject to Tax Liability in more than one jurisdiction, the Director acknowledges that the Company or any Subsidiary or Affiliate may be required to withhold or account for Tax Liability in more than one jurisdiction.
9. Rights as Stockholder. Neither the Director nor any person claiming under or through the Director shall have any of the rights or privileges of a stockholder of the Company in respect of any Restricted Stock Units (whether vested or unvested) unless and until such Restricted Stock Units are settled in Shares and certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Director. After such issuance, recordation and delivery, the Director shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
10. Acknowledgments. The Director acknowledges and agrees to the following:
•The Plan is discretionary in nature and the Committee may amend, suspend, or terminate it at any time;
•The grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of the Restricted Stock Units even if the Restricted Stock Units have been granted repeatedly in the past;
•All determinations with respect to such future Restricted Stock Units, if any, including but not limited to, the times when the Restricted Stock Units shall be granted or when the Restricted Stock Units shall vest, will be at the sole discretion of the Committee;
•The Director’s participation in the Plan is voluntary;
•The value of the Restricted Stock Units is an extraordinary item of compensation, which is outside the scope of the Director’s service contract (if any), except as may otherwise be explicitly provided in the Director’s service contract (if any);
•The Restricted Stock Units are not part of normal or expected compensation for any purpose;
•The future value of the Shares is unknown and cannot be predicted with certainty; further, neither the Company nor any Subsidiary or Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Subsidiary or Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Restricted Stock Units or Shares (or the calculation of income or Tax Liability thereunder).
•Any cross-border cash remittance made to pay any Tax Liability in relation to the Restricted Stock Units or transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Director to provide to such entity certain information regarding the transaction.
•No claim or entitlement to compensation or damages arises from the termination of the Award or diminution in value of the Restricted Stock Units or Shares, and the Director irrevocably releases the Company and its Affiliates from any such claim that may arise;
•Neither the Plan nor the Restricted Stock Units shall be construed to create a service relationship where such relationship did not otherwise already exist; and
•The Company is not obligated, and will have no liability for failure to issue or deliver any Shares upon vesting of the Restricted Stock Units unless such issuance or delivery would comply with applicable laws.
•The Company reserves the right to impose other requirements on the Director’s participation in the Plan, on the Restricted Stock Units and the Shares, and on any other award or Shares acquired under the Plan, or take any other action, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan. The Director agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, the applicable laws of the country in which the Director is residing or providing services in at the time of grant or vesting of the Restricted Stock Units or duirng the ownership or sale of Shares received pursuant to the Restricted Stock Units (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject the Director to additional procedural or regulatory requirements that he solely is and will be responsible for and must fulfill. Such requirements may be outlined in but are not limited to the Country-Specific Addendum (the “Addendum”) attached hereto, which forms part of the Restricted Stock Unit Agreement and Appendix A. Notwithstanding any provision herein, the Director’s participation in the Plan shall be subject to any applicable special terms and conditions or disclosures as set forth in the Addendum. The Director also understands and agrees that if he works, resides, moves to, or otherwise is or becomes subject to applicable laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him as from the date of grant, unless otherwise determined by the Company in its sole discretion.
11. Changes in Stock. In the event that as a result of a stock dividend, stock split, reclassification, recapitalization, combination of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Company’s common stock shall be increased, reduced or otherwise changed, the Restricted Stock Units shall, subject to Section 409A of the Code, be properly adjusted.
12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at 3100 Hansen Way, Palo Alto, California 94304, or at such other address as the Company may hereafter designate in writing.
13. Restrictions on Transfer. Except as provided in Paragraph 5 above, this award and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this award, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this award and the rights and privileges conferred hereby immediately shall become null and void. Regardless of whether the transfer or issuance of the Shares to be issued pursuant to this Agreement has been registered under the Securities Act of 1933, as amended (the "1933 Act") or has been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the 1933 Act, the securities laws of any state, or any other law. Stock certificates evidencing the Shares issued pursuant to this Agreement, if any, may bear such restrictive legends as the Company and the Company’s counsel deem necessary under applicable laws or pursuant to this Agreement.
14. Binding Agreement. Subject to the limitation on the transferability of this award contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
15. Conditions for Issuance of Certificates for Stock. The Shares deliverable to the Director upon settlement of vested Restricted Stock Units may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. Subject to Section 409A of the Code, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the approval or other clearance from any state or federal governmental regulatory body, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Vesting Date(s) as the Committee may establish from time to time for reasons of administrative convenience.
16. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.
17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this

Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located in California and no other courts.
18. Committee Authority. The Committee shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Director, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.
19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
20. Severability. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
21. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Director expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.
22. Amendment, Suspension or Termination of the Plan. By accepting this award, the Director expressly warrants that he or she has received a right to an equity based award under the Plan, and has received, read, and understood a description of the Plan. The Director understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.
23. Authorization to Release and Transfer Necessary Personal Information. The Director hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data by and among, as applicable, the Company and the Affiliates for the exclusive purpose of implementing, administering and managing the Director’s participation in the Plan. The Director understands that the Company and the Affiliates may hold certain personal information about the Director including, but not limited to, the Director’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), compensation, nationality, number of Shares held and the details of all Restricted Stock Units or any other entitlement to Shares awarded, cancelled, vested, unvested or outstanding for the purpose of implementing, administering and managing the Director’s participation in the Plan (the “Data”). The Director understands that the Data may be transferred to the Company or any of the Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Director’s country or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Director’s country. The Director understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Director authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of Restricted Stock Units under the Plan or with whom Shares acquired pursuant to the vesting of the Restricted Stock Units or cash from the sale of such Shares may be deposited. Furthermore, the Director acknowledges and understands that the transfer of the Data to the Company or the Affiliates or to any third parties is necessary for his or her participation in the Plan. The Director understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Director understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting his or her local human resources representative in writing. The Director further acknowledges that withdrawal of consent may affect his or her ability to vest in or realize benefits from the Restricted Stock Units, and his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Director understands that he or she may contact his or her local human resources representative.
24. [Electronic Delivery: By executing this Agreement or otherwise accepting the Restricted Stock Units in accordance with procedures established by the Company, the Director consents to the electronic delivery of the Plan documents and this Agreement.] To the extent the Director has been provided with a copy of the Restricted Stock Unit Agreement, the Plan, or any other documents relating to this grant in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.
25. [Execution of this Agreement: Execution of this Agreement, whether in writing or electronic, shall have the same binding effect and shall fully bind the Director and the Company to all of the terms and conditions set forth in this Agreement and the Plan.]

o 0 o
COUNTRY-SPECIFIC ADDENDUM

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who work or reside in the countries listed below and that may be material to their participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if the recipient of Restricted Stock Units moves to or otherwise is or becomes subject to the applicable laws or company policies of the country listed. However, because foreign exchange regulations and other local laws are subject to frequent change, the Director is advised to seek advice from his own personal legal and tax advisor prior to accepting the Restricted Stock Unit or exercising anor holding or selling Shares acquired under the Plan. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Director’s acceptance of the Restricted Stock Unit or participation in the Plan. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan and the Restricted Stock Unit Agreement, including Appendix A. This Addendum forms part of the Restricted Stock Unit Agreement and Appendix A and should be read in conjunction with the Plan.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Restricted Stock Unit Agreement, Appendix A (of which this Addendum is a part), the Plan, and any other communications or materials that may be received regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in the Director’s jurisdiction.

Singapore
Securities Law Notice
This offer and Shares to be issued hereunder shall be made available only to an employee, director, or other “qualifying person” of the Company or its Subsidiary or Affiliate, in reliance on the prospectus exemption set out in Section 273(1)(f) of the Securities and Futures Act (Chapter 289) of Singapore (“the SFA”). This offer is not made with a view to the Shares being subsequently offered for sale or sold to any other party in Singapore.  In accepting this offer, the Director understands and acknowledge that this Agreement and/or any other document or material in connection with this offer and the Shares hereunder have not been and will not be lodged, registered or reviewed by the Monetary Authority of Singapore. Any and all Shares to be issued hereunder shall therefore be subject to the general resale restriction under Section 257 of the SFA, and the Director undertakes not to make any subsequent sale in Singapore, or any offer of sale in Singapore, of any of the Shares (received upon vesting) unless that sale or offer  in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) other than Section 280 of the SFA.

Director Reporting
If the Director is a director or shadow director of a Singapore-incorporated Subsidiary or Affiliate of the Company, he may be subject to special reporting requirements with regard to the acquisition of Shares or rights over Shares. The Director should contact his personal legal advisor for further details if he is a director or shadow director of a Singapore Subsidiary or Affiliate.

Exit Tax / Deemed Exercise Rule
If the Director has received Restricted Stock Units in relation to employment or service in Singapore, please note that if, prior to the vesting of the Restricted Stock Units, he is 1) a permanent resident of Singapore and leaves Singapore permanently or is transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either ceases employment in Singapore or leaves Singapore for any period exceeding 3 months, it is possible he may be taxed on the unvested RSUs on a “deemed exercise” basis, even though the RSUs have not yet vested.  The Director should discuss the relevant tax treatment with his personal tax advisor.